UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

June 2, 2015

Date of Report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 8, 2015, ON Semiconductor Corporation (the “Company”) completed a private unregistered offering of $690 million aggregate principal amount of its 1.00% Convertible Senior Notes due 2020 (the “Notes”), which amount included the full exercise of the initial purchasers’ option to purchase additional Notes (the “Over-Allotment Exercise”).

The Company intends to use the net proceeds of the offering: (1) to fund the cost of the convertible note hedge transactions described below (the cost of which will be partially offset by the proceeds that the Company will receive from entering into the warrant transactions described below); (2) to fund the repurchases of up to $100 million of the Company’s common stock, of which approximately $70 million was purchased from purchasers of Notes in the offering in privately negotiated transactions effected through one or more of the initial purchasers or their affiliates conducted concurrently with the pricing of the Notes, and the balance of which is expected to be purchased in the open market after the pricing of the Notes; (3) to repay $350 million of borrowings outstanding under its revolving credit facility; and (4) for general corporate purposes, including additional share repurchases and potential acquisitions.

Indenture.

The Notes were issued under an Indenture (the “Indenture”), dated as of June 8, 2015, by and among the Company, certain of the Company’s subsidiaries, as guarantors thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Indenture and the form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will bear interest at a rate of 1.00% per year, payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2015, and will mature on December 1, 2020, unless earlier repurchased by the Company or converted pursuant to their terms. The Company may not redeem the Notes prior to their maturity date.

The Notes are fully and unconditionally guaranteed, on a joint and several basis, by each of the Company’s subsidiaries that is a borrower or guarantor under the Company’s existing revolving credit facility. In the future, the Notes will be fully and unconditionally guaranteed by each of the Company’s subsidiaries that becomes a borrower or guarantees any indebtedness under the Company’s revolving credit facility.

Prior to the close of business on the business day immediately preceding September 1, 2020, the Notes will be convertible only under the following circumstances: (1) during any calendar quarter commencing after September 30, 2015 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of such period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate transactions described in the Indenture. On or after September 1, 2020, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or a portion of their Notes at any time. Upon conversion, the Notes will be settled in cash, shares of the Company’s common stock or any combination thereof at the Company’s option. The initial conversion rate of the Notes is 54.0643 shares of the Company’s common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $18.50 per share). The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. In addition, following certain corporate events that occur prior to the maturity date, the Company will increase, in certain circumstances, the conversion rate for a holder who elects to convert its notes in connection with such corporate event.

Upon the occurrence of a fundamental change (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase all or a portion of the Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary events of default. In case of certain events of bankruptcy, insolvency or reorganization involving the Company or any of its significant subsidiaries, 100% of the principal of, and accrued and unpaid interest, if any, on all of the then outstanding Notes will automatically become due and payable. In the case of any other event of default, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the Notes to be due and payable immediately.

The offering of the Notes, the guarantees and any shares of common stock issuable upon conversion of the Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Any shares of Common Stock issuable upon conversion of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act. The Company does not intend to file a shelf registration statement for the resale of the Notes, the guarantees or Common Stock issuable upon conversion of the Notes, if any.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the full text of the Indenture and the Form of Global 1.00% Convertible Senior Note due 2020, copies of which are filed herewith as Exhibit 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Convertible Note Hedge Transactions.

In connection with the pricing of the Notes on June 2, 2015, and in connection with the Over-Allotment Exercise on June 4, 2015, the Company entered into privately-negotiated convertible note hedge transactions with respect to the Company’s common stock (the “Convertible Note Hedges”) with each of JPMorgan Chase Bank, National Association, London Branch, Morgan Stanley & Co. International plc, Bank of America, N.A. and Deutsche Bank AG, London Branch (collectively, the “Counterparties”). The aggregate cost of entering into the Convertible Note Hedges is approximately $108.9 million, which will be partially offset by the aggregate proceeds of approximately $52.0 million from the sale of the Warrants (defined below). The Convertible Note Hedges cover, subject to anti-dilution adjustments substantially similar to those in the Notes, as applicable, approximately 37.3 million shares of the Company’s common stock, the same number of shares initially underlying the Notes, at a strike price that corresponds to the initial conversion price of the Notes and are exercisable upon conversion of the Notes. The Convertible Note Hedges will expire upon the maturity of the Notes.

The Convertible Note Hedges are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes and/or offset the potential cash payments in excess of the principal amount of the converted Notes the Company is required to make in the event that the market price per share of the Company’s common stock, as measured under the terms of the Convertible Note Hedges, at the time of exercise is greater than the strike price of the Convertible Note Hedges.

The Convertible Note Hedges are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes do not have any rights with respect to the Convertible Note Hedges.

The foregoing description of the Convertible Note Hedges is qualified in its entirety by reference to the form of confirmation for the Convertible Note Hedges, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrant Transactions.

In addition, concurrently with entering into the Convertible Note Hedges on June 2, 2015 and on June 4, 2015, the Company separately entered into privately-negotiated warrant transactions, whereby the Company sold to the Counterparties warrants (the “Warrants”) to acquire, collectively, subject to anti-dilution adjustments, approximately 37.3 million shares of the Company’s common stock at an initial strike price of $25.96 per share, which represents a premium of 100% over the last reported sale price of the Company’s common stock of $12.98 on June 2, 2015. The Company received aggregate proceeds of approximately $52.0 million from the sale of the Warrants to the Counterparties, which will be used to offset the cost of the Convertible Note Hedges. If the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. Additionally, if the market value per share of the Company’s common stock, as measured under the Warrants, exceeds the strike price of the Warrants during the measurement period at the maturity of such Warrants, the Company will owe the Counterparties a number of shares of the Company’s common stock in an amount based on the excess of such market price per share of the Company’s common stock over the strike price of the Warrants.

The Warrant transactions are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes do not have any rights with respect to the Warrants.

Certain of the Counterparties and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses. From time to time, the Counterparties or their affiliates may enter into various derivative transactions with respect to the Company’s common stock, which may affect the price of the Company’s common stock.

The Warrants will be sold in private placements to the Counterparties pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The foregoing description of the Warrants is qualified in its entirety by reference to the form of confirmation for the Warrant transactions, a copy of which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated June 8, 2015, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association

4.2	Form of Global 1.00% Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1	Form of Convertible Note Hedge Confirmation

10.2	Form of Warrant Confirmation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION
(Registrant)

Date: June 8, 2015	By:	/s/ Bernard Gutmann
Bernard Gutmann Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated June 8, 2015, among the Company, the guarantors party thereto and Wells Fargo Bank, National Association

4.2	Form of Global 1.00% Convertible Senior Note due 2020 (included in Exhibit 4.1)

10.1	Form of Convertible Note Hedge Confirmation

10.2	Form of Warrant Confirmation